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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
  LNB Bancorp, Inc.

We consent to incorporation by reference in the Registration Statement on Form S-8 (No. 33-65034) of LNB Bancorp, Inc. of our report dated June 12, 2006 on the financial statements of The Lorain National Bank Employee Stock Ownership Plan for the year ended December 31, 2005, which report appears in the December 31, 2005 Annual Report on Form 11-K of The Lorain National Bank Employee Stock Ownership Plan.

/s/ Plante & Moran, PLLC

Cleveland, Ohio
June 29, 2006